UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           October 8, 2009

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 8, 2009, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Thomas Weisel Partners LLC for the public offering, issuance and sale of 19,894,076 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), plus an additional 2,984,111 shares of Common Stock solely to cover over-allotments, if any.  On October 8, 2009, the Company also entered into a Purchase Agreement with Invus, L.P. (“Invus”) for its purchase of 13,439,257 shares of Common Stock.  On October 8, 2009, the Company issued a press release announcing the offering.

The Underwriting Agreement, Purchase Agreement, and press release are filed as Exhibits 1.1, 10.1 and 99.1 to this report, respectively, and are each incorporated herein by reference.

The Company and Invus are also parties to a Securities Purchase Agreement, dated June 17, 2007 and amended October 7, 2009, and a Stockholders’ Agreement and Registration Rights Agreement, each dated June 17, 2007.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.		Description
1.1	—	Underwriting Agreement with Morgan Stanley & Co. Incorporated and Thomas Weisel Partners LLC dated October 8, 2009
5.1	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Purchase Agreement with Invus, L.P. dated October 8, 2009
23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
99.1	—	Press Release dated October 8, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: October 8, 2009	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and
General Counsel

Index to Exhibits

Exhibit No.		Description
1.1	—	Underwriting Agreement with Morgan Stanley & Co. Incorporated and Thomas Weisel Partners LLC dated October 8, 2009
5.1	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Purchase Agreement with Invus, L.P. dated October 8, 2009
23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
99.1	—	Press Release dated October 8, 2009